Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kardigan, Inc. of our report dated March 26, 2026, except for the effects of the stock split discussed in Note 2 to the consolidated financial statements, as to which the date is June 11, 2026 relating to the financial statements of Kardigan, Inc., which appears in Kardigan, Inc.’s Registration Statement on Form S-1 (No. 333-296236).

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 17, 2026

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